Property Update
Valley Ranch Apartments

KBS LEGACY PARTNERS Apartment REIT



First Year Performance[1]

	2010 (Prior Mgmt.)	2011 (KBS Legacy Ownership)
Rental Revenue	$4.71 Million	$4.94 Million (+4%)
Average Rents/ Unit	$831	$872 (+5%)
Net Operating Income (NOI)[1]	$2.42 Million	$2.76 Million (+14%)

Year One Results

	Year 1 Actual Results *(as of 9/30/2011)*
Cost of Debt	3.6% *(as of 9/30/2011)*
Year 1 Cash-on-Cash Return	11.6%[2]

[1] Comparison is of twelve months beginning on the acquisition date to the twelve months ending on the acquisition date. Past performance is no indication of future results.

[2] This figure represents the cash-on-cash return to KBS Legacy Partners Apartment REIT for money invested in the purchase of the Valley Ranch Apartments property. It is not the return to the investor nor is it an indication of what the investor may receive as a return for money invested in the REIT.

Investment at a glance

Name	Valley Ranch Apartments
City/State	Irving, TX
Acquisition Date	October 26, 2010
Contractual Purchase Price	$36,100,000 ($72K/unit)
Loan-to-Value at Acquisition	64%
Year Built	1999
Units	504
Total Square Feet	452,227 SF

Renovations and Upgrades *(since acquisition)*

- Clubhouse Remodeled
- Pool Upgraded
- Landscaping Revamped
- Exterior Painted
- Model Apartment Renovated

Net Operating Income[1] *(in thousands)*

(Twelve-Month Period Ending 10/31/11)

INCOME	
Rental Income, Net of Vacancy Loss	$4,940
Other Rental Income	$190
Other Operating Income	$144
Total Income	$5,273
OPERATING EXPENSES	
Salary & Related	$715
Advertising & Promotion	$71
Utilities	$158
Life Safety	$35
Grounds Maintenance	$57
Building Maintenance	$178
Administrative Expense	$94
Management Fees	$161
Insurance	$54
Real Estate Taxes	$976
Bad Debt Expense-Rent/Fees	$13
Total Operating Expenses	$2,512
Net Operating Income	$2,761

Please see back page for additional risk factors.







KBS Capital Markets Group

Financial Professional Information:

KBS Capital Markets Group, LLC

660 Newport Center Drive, Suite 1200

Newport Beach, CA 92660

(866) KBS-4CMG (527-4264)

www.kbs-cmg.com

Not FDIC or NCUA/NCUSIF insured • May lose value • No bank guarantee • Not a deposit • Not insured by any federal government agency.

ADDITIONAL RISK FACTORS:

KBS Legacy Partners Apartment REIT's organizational documents do not restrict it from paying distributions from any source and do not restrict the amount of distributions it may pay from any source, including offering proceeds. Distributions paid from sources other than current or accumulated earnings and profits may constitute a return of capital. A return of capital would reduce the amount KBS Legacy Partners Apartment REIT would have for investment, which could reduce an investor's return on investment. There are no guarantees that KBS Legacy Partners Apartment REIT will pay distributions.

KBS Legacy Partners Apartment REIT's advisor and its affiliates, the REIT's executive officers and, some of its directors and other key professionals will face conflicts of interest, including significant conflicts created by the advisor's compensation arrangements with the REIT and other KBS-sponsored programs and investors.

KBS Legacy Partners Apartment REIT expects to use debt in connection with its investments, which increases the risk of loss associated with those investments and could hinder its ability to pay distributions to its stockholders or could decrease the value of its stockholders' investments if income generated by, or the value of, the property securing the debt declines.

KBS Legacy Partners Apartment REIT may make adjustments to its target portfolio, based on real estate market conditions and investment opportunities. The REIT may change its targeted investments and investment guidelines at any time without the consent of its stockholders.

KBS Legacy Partners Apartment REIT elected to be taxed as a REIT beginning with the taxable year ended December 31, 2010. Should KBS Legacy Partners Apartment REIT not qualify as a REIT, it will be subject to adverse tax consequences. Please refer to the prospectus for more detailed information regarding these consequences.